Exhibit 99.1

BRT REALTY TRUST REPORTS

FIRST QUARTER RESULTS

FOR DECEMBER 31, 2014

Great Neck, New York – February 6, 2015 – BRT REALTY TRUST (NYSE:BRT) today announced operating results for the three months ended December 31, 2014.

Jeffrey A. Gould, President and Chief Executive Officer, stated that: “BRT is pleased to report that funds from operations for the current quarter increased to $0.04 per share from ($0.03) per share for the corresponding quarter in the prior year.”

Mr. Gould further reported that: “During the current quarter, we purchased equity interests in ventures that own three multi-family properties from our joint venture partners for approximately $3.9 million.”

Operating Results:

Total revenues for the three months ended December 31, 2014 increased 40.4% to $19.8 million from $14.1 million from quarter ended December 31, 2013. Approximately $4.3 million of the increase is due to the rental revenue from the eight multi-family properties acquired during the 12 months ended December 31, 2014.

Total expenses for the quarter ended December 31, 2014 increased 24.6% to $23.3 million from $18.7 million, from the quarter ended December 31, 2013. Contributing to the change were increases of approximately $2.8 million of operating expenses relating to real estate properties, approximately $1.5 million of interest expense and approximately $968,000 of depreciation and amortization expense. A significant portion of these increases are due to the eight multi-family properties acquired. Partially offsetting the increase was an approximate $886,000 decrease in property acquisition costs due to reduced acquisition activity from the corresponding period in the prior year.

Net loss attributable to common shareholders was $2.5 million, or $0.18 per share, for the current three months compared to a net loss of $2.7 million, or $0.19 per share, for the three months ended December 31, 2013. Net loss for the 2013 period includes $851,000 of income from discontinued operations. Excluding the impact of income from discontinued operations, net loss attributable to common shareholders for the three months ended December 31, 2013 would have been $3.6 million, or $0.25 per share.

Funds from Operations (“FFO”) for the three months ended December 31, 2014 was $582,000, or $0.04 per share, compared to $(372,000), or $(0.03) per share, in the corresponding period of the prior year. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release.

Balance Sheet:

At December 31, 2014, BRT had $11.0 million of cash and cash equivalents, total assets of $750.3 million, total debt of $545.7 million and total shareholders’ equity of $122.4 million.

At January 31, 2015, BRT had approximately $5.1 million of cash and cash equivalents.

Subsequent Events:

In February 2015, BRT’s consolidated joint venture sold a multi-family property located in Lawrenceville, GA for approximately $9.7 million. It is anticipated that for the quarter ending March 31, 2015, BRT will recognize, for financial statement purposes, a gain of approximately $2.5 million, without giving effect to a minority interest of $1.1 million.

Non-GAAP Financial Measures:

In view of BRT’s multi-family activities, it discloses funds from operations (“FFO”) and adjusted funds from operations because it believes that such metrics are widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the "White Paper on Funds From Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance. FFO is defined in the White Paper as net income (loss) (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. BRT computes AFFO by adjusting FFO for straight-line rent accruals, restricted stock expense and deferred mortgage costs (including its share of its unconsolidated joint ventures).

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful to in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management is careful to examine GAAP measures such as net income (loss) and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income (loss) to FFO and AFFO.

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Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the apparent improvement in the economic environment and BRT’s ability to originate additional loans. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, loan origination activities and the development activities with respect to the Newark Joint Venture, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2014.

Additional Information:

BRT is a real estate investment trust that owns, operates and develops multi-family properties, and owns, operates and develops other commercial and mixed use real estate assets. Interested parties are urged to review the Form 10-Q filed with the Securities and Exchange Commission for the quarter ended December 31, 2014 for further details. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtrealty.com.

Contact: Investor Relations – (516) 466-3100

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.BRTRealty.com

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BRT REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended December 31,
	2014	2013

Revenues:
Rental and other revenue from real estate properties	$19,481	$13,807
Other income	296	271
Total revenues	19,777	14,078

Expenses:
Operating expenses relating to real estate properties	10,409	7,634
Interest expense	6,201	4,684
Advisor's fee, related party	584	362
Property acquisition costs	295	1,181
General and administrative expenses	1,657	1,629
Depreciation and amortization	4,158	3,190
Total expenses	23,304	18,680

Loss from continuing operations	(3,527)	(4,602)

Discontinued operations:
Income from operations	-	851
Net loss	(3,527)	(3,751)

Plus: net loss attributable to non-controlling interests	1,029	1,018

Net loss attributable to common shareholders	$(2,498)	$(2,733)

Basic and diltued per share amounts attributable to common shareholders:

Basic and diluted (loss) income per share	$(0.18)	$(0.19)

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BRT REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended December 31,
	2014	2013

Funds from operations - Note 1	$572	$(372)
Funds from operations per common share - diluted - Note 2	$0.04	$(0.03)

Adjusted funds from operations - Note 1	$1,163	$(8)
Adjusted funds from operations per common share - diluted -Note 2	$0.08	$-

Weighted average number of common shares outstanding:
Basic and diluted	14,243,173	14,162,887

Note 1:
Funds from operations is summarized in the following table:
Net (loss) attributable to common shareholders	$(2,498)	$(2,733)
Add: depreciation of properties	4,154	3,188
Add: our share of depreciation in unconsolidated joint ventures	5	5
Add: amortization of deferred leasing costs	3	15
Adjustments for non-controlling interests - depreciation of properties	(1,091)	(841)
Adjustments for non-controlling interests - deferred leasing costs	(1)	(6)
Funds from operations	572	(372)

Adjust for straight line rents	(100)	(135)
Add: amortization of restricted stock compensation	206	180
Add: amortization of deferred financing costs	745	412
Adjustments for non-controlling interests - straight line rents	59	76
Adjustments for non-controlling interests - deferred financing costs	(319)	(169)
Adjusted funds from operations	$1,163	$(8)

Note 2:
Funds from operations per share is summarized in the following table:
Net (loss) income attributable to common shareholders	$(0.18)	$(0.19)
Add: depreciation of properties	0.29	0.23
Adjustments for non-controlling interests - depreciation of properties	(0.07)	(0.07)
Adjustments for non-controlling interests - deferred leasing costs	-	-

Funds from operations per common share basic and diluted	0.04	(0.03)

Adjust for straight line rents	-	(0.01)
Add: amortization of restricted stock compensation	0.01	0.01
Add: amortization of deferred financing costs	0.05	0.03
Adjustments for non-controlling interests - straight line rents	-	-
Adjustments for non-controlling interests - deferred financing costs	(0.02)	-
Adjusted funds from operations per common share basic and diluted	$0.08	$-

(15/BRT Press Release/december 31 2014 earnings press release)

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